UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2016

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Identification No.)		Incorporation)

777 Passaic Avenue, Clifton, New Jersey 07012
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (973) 256-3737

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

On June 13, 2016 mPhase Technologies, Inc. received a notice of resignation of its outside auditors Bchbiner, Tunick & Company LLP. The Company has been in negotiations with the auditors through June 17, 2016 in an attempt to resolve this matter. Unfortunately the Company has been unsuccessful in securing additional funds to pay the auditors. The reason for the auditor’s resignation was the inability of the Company to pay certain fees owed in connection with prior Form 10K and 10Q filings to maintain the audiitor’s independence.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

Date: June 20, 2016	By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and General Counsel

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Exhibit 99.1:	Notification of Auditor Resignation.